CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Silex Interiors, Inc.

Tulsa, Oklahoma

We hereby consent to the use in the Prospectus constituting a part of this S-1 A Registration Statement of our report dated October 1, 2012, relating to the financial statements of Silex Interiors, Inc., which are contained in that Prospectus.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Tulsa, Oklahoma

October 19, 2012